UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 28, 2022

ICOSAVAX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40655	82-3640549
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1930 Boren Avenue, Suite 1000

Seattle, Washington 98101

(Address of principal executive offices) (Zip Code)

(206) 737-0085

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ICVX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01	Other Events

On June 28, 2022, Icosavax, Inc. (the “Company”) announced positive topline interim data for the Company’s Phase 1/1b clinical trial for its virus-like particle vaccine candidate IVX-121 against Respiratory Syncytial Virus. A description of these topline results is contained in the press release and corporate presentation each dated June 28, 2022, which are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this current report and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of Icosavax, Inc. dated June 28, 2022

99.2	Corporate Presentation of Icosavax, Inc. dated June 28, 2022

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICOSAVAX, INC.

Date: June 28, 2022	By:	/s/ Tom Russo
Tom Russo
Chief Financial Officer